CONFORMED COPY

SECOND AMENDMENT AGREEMENT TO BANK ACCOUNT
AGREEMENT

DATED 8 DECEMBER 2005

HOLMES FUNDING LIMITED
as Funding

and

HOLMES TRUSTEES LIMITED
as Mortgages Trustee

and

ABBEY NATIONAL PLC
as Cash Manager and Account Bank

and

JPMORGAN CHASE BANK, N.A., LONDON BRANCH
as Security Trustee

ALLEN & OVERY LLP

LONDON

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THIS AGREEMENT is made on 8th December, 2005

BETWEEN:

(1)	HOLMES FUNDING LIMITED (registered number 3982428), a private limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (Funding);

(2)	HOLMES TRUSTEES LIMITED (registered number 3982431), a private limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the Mortgages Trustee);

(3)	ABBEY NATIONAL PLC (registered number 2294747), a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN, in its capacity as Cash Manager to Funding and the Mortgages Trustee pursuant to the Cash Management Agreement (the Cash Manager) and in its capacity as account bank acting from the branch located at (in the case of the Mortgages Trustee GIC Account, the Funding Transaction Account and the Funding GIC Account) 21 Prescot Street, London E1 8AD (the Account Bank); and

(4)	JPMORGAN CHASE BANK, N.A., LONDON BRANCH (formerly known as The Chase Manhattan Bank, London Branch) whose principal office is at Trinity Tower, 9 Thomas More Street, London E1W 1YT (the Security Trustee, which expression shall include such person and all persons for the time being acting as trustee or trustees under the Funding Deed of Charge).

WHEREAS

(A)	The Account Bank is providing services in respect of the Funding Transaction Account, the Funding GIC Account and/or the Mortgages Trustee GIC Account on the terms and subject to the conditions contained in the Bank Account Agreement.

(B)	On 1st April, 2004, the parties to the Bank Account Agreement agreed to amend the terms of the Bank Account Agreement on the terms set out in the Amendment Agreement to the Bank Account Agreement dated 1st April, 2004.

(C)	The parties to the Bank Account Agreement have agreed to further amend the terms of the Bank Account Agreement as set out in this Agreement.

(D)	Each of the parties hereto acknowledges and agrees that the Security Trustee has entered into this Agreement in reliance upon director's certificates provided by certain of the Funding Secured Creditors and statements contained in the board minutes of the Issuers (other than the Ninth Issuer) evidencing their approval of the amendments to be effected hereby.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

The Amended and Restated Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy LLP and Slaughter and May on 8 December,

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2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of that Amended and Restated Master Definitions and Construction Schedule.

2.	AMENDMENTS

2.1	Clause 7.3(b) of the Bank Account Agreement is hereby amended by deleting the current Clause 7.3(b) in its entirety and replacing it with the following new Clause 7.3(b):

"the Alternative Account is maintained with an authorised institution under FSMA the short-term, unsubordinated, unguaranteed and unsecured debt obligations of which are rated at least A-1+ by S&P, P-1 by Moody's and F1 by Fitch (or such other ratings that may be agreed between the parties hereto and the relevant Rating Agency from time to time), provided always that where the Relevant Deposit Amount is less than 30 per cent. of the amount of the Funding Share, then the short-term, unsubordinated, unguaranteed and unsecured debt rating required by S&P shall be at least A-1 (or such other rating as may be agreed between the parties hereto and S&P from time to time) and references in this Clause to a rating of A-1+ from S&P shall instead be construed as references to a rating of A-1 from S&P (or such other rating as may be agreed between the parties hereto and S&P from time to time);

2.2	Clause 8.1(b) of the Bank Account Agreement is hereby amended by deleting the current Clause 8.1(b) in its entirety and replacing it with the following new Clause 8.1(b):

"if the short-term, unsubordinated, unsecured and unguaranteed debt obligation ratings of the Account Bank fall below F1 by Fitch, P-1 by Moody's or A-1+ by S&P (or in each case, such other rating as may be agreed between the parties hereto and the relevant Rating Agency from time to time) and the Account Bank does not, within 30 London Business Days of such an occurrence, (A) close the Mortgages Trustee GIC Account and the Funding Bank Account held with it, and open a replacement account with an authorised institution under FSMA (i) having a short-term, unsecured, unsubordinated and unguaranteed debt obligation rating of at least F1 by Fitch, P-1 by Moody's or A-1+ by S&P; and (ii) which enters into an agreement in form and substance similar to this Agreement or (B) obtain a guarantee of its obligations under this Agreement from a financial institution having a short-term, unsecured, unsubordinated and unguaranteed obligation rating of at least F1 by Fitch, P-1 by Moody's or A-1+ by S&P or (c) take such other actions to ensure that the rating assigned to the Notes is not adversely affected by the relevant ratings downgrade (provided that in the case of each of (A) and (B) above, the Rating Agencies then rating the Notes confirm that the Notes would not be adversely affected thereby), provided always that where the Relevant Deposit Amount is, or within the above 30 London Business Day period becomes, less than 30 per cent. of the amount of the Funding Share, then the minimum short-term, unsubordinated, unsecured and unguaranteed debt obligation rating of such Account Bank required by S&P shall be at least A-1 (or in each case, such other rating as may be agreed between the parties hereto and the relevant Rating Agency from time to time) and references in this Clause to a rating of A-1+ from S&P shall instead be construed as references to a rating of A-1 from S&P (or such other rating as may be agreed between the parties hereto and S&P from time to time) and in each case provided that the then current ratings of the Notes shall not be adversely affected by each or any of the above actions; or"

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2.3	Clause 8.1(c) is hereby amended by replacing the words "the Banking Act 1987" with the words "FSMA".

2.4	Clause 8.2 of the Bank Account Agreement is hereby amended by deleting the words "the First Issuer Bank Account Agreement,", "the Funding Liquidity Facility Agreement," and "the First Issuer Cash Management Agreement" in the first paragraph of such Clause 8.2.

2.5	Clause 8.2(a) of the Bank Account Agreement is hereby amended by deleting the words, "F-1+ (in the case of Fitch Ratings)", and replacing them with the words, "F1 (in the case of Fitch)".

2.6	Paragraph (i) of the proviso to Clause 8.6 of the Bank Account Agreement is hereby amended by deleting the words, "F-1+ (in the case of Fitch Ratings)", and replacing them with the words, "F1 (in the case of Fitch)".

2.7	Clause 12.1 of the Bank Account Agreement is hereby deleted in its entirety and replaced with the following:

"12.1 Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a Business Day or on the next Business Day if delivered after that time or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

	(a)	in the case of the Cash Manager, to Abbey National plc at Abbey National House, 2 Triton Square, Regent’s Place, London NW1 3AN (facsimile number 020 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number 01908 343 019) for the attention of Securitisation Team, Retail Credit Risk;

	(b)	in the case of the Mortgages Trustee, to Holmes Trustees Limited c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number 01908 343 019) for the attention of Securitisation Team, Retail Credit Risk;

	(c)	in the case of the Seller, to Abbey National plc at Abbey National House, 2 Triton Square, Regent’s Place, London NW1 3AN (facsimile number 020 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number 01908 343 019) for the attention of Securitisation Team, Retail Credit Risk;

	(d)	in the case of Funding, to Holmes Funding Limited c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number 01908 343 019) for the attention of Securitisation Team, Retail Credit Risk;

	(e)	in the case of the Security Trustee, to JPMorgan Chase Bank, N.A., London Branch, Trinity Tower, 9 Thomas More Street, London E1W 1YT for the attention of the Manager, Trust Administration (facsimile number 020 7777 5410); and

	(f)	in the case of the Account Bank, to Abbey National plc at Abbey National House, 2 Triton Square, Regent’s Place, London NW1 3AN (facsimile number 020 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number 01908 343 019) for the attention of Securitisation Team, Retail Credit Risk;

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or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 12."

3.	MISCELLANEOUS

3.1	Save as expressly amended by this Agreement, the Bank Account Agreement shall remain in full force and effort. This Agreement shall form part of the Bank Account Agreement and references therein to "this Agreement" shall be read as references to the Bank Account Agreement as amended by this Agreement.

3.2	This Agreement may be executed (manually or by facsimile) in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

3.3	This Agreement shall be governed by and construed in accordance with the laws of England.

3.4	A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

AS WITNESS whereof the parties hereto have executed this Agreement for delivery on the day and year first before written.

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SIGNATORIES

Signed by

R Samson	)
for and on behalf of	)	/s/ R Samson
HOLMES FUNDING LIMITED	)
as Funding	)

Signed by

R Samson	)
for and on behalf of	)	/s/ R Samson
HOLMES TRUSTEES LIMITED	)
as Mortgages Trustee	)

Signed by

T.C.R Shepherd	)
for and on behalf of	)	/s/ T.C.R Shepherd
ABBEY NATIONAL PLC	)
as Cash Manager and Account Bank	)

Signed by

Tania E Sibree	)
for and on behalf of	)	/s/ Tania E Sibree
JPMORGAN CHASE BANK, N.A.,	)
LONDON BRANCH	)
as Security Trustee